NYSE Group Announces Pricing Changes for Equities and Options Trading

  New York Stock Exchange introduces simplified pricing model for customers who trade NYSE-listed cash equities
    Increases transparency and efficiency; provides more equitable pricing for customers; supports future product, volume and trading platform growth; represents an initial phase in transaction pricing changes.

  NYSE Arca Options revised options pricing reflects operating efficiencies gained in the PCX/Archipelago integration
    Fee reductions will be realized; market maker fees will be streamlined to encourage increased liquidity; advanced market structure will result in expanded market making opportunities.

NEW YORK, June 30, 2006 -- NYSE Group, Inc. (NYSE: NYX) today announced a number of changes to transaction fees on New York Stock Exchange-listed equities and NYSE Arca Options, effective July 1 and Aug. 1, 2006, respectively.

New York Stock Exchange introduces pricing changes in trading NYSE-listed equities beginning July 1, 2006

The New York Stock Exchange's new pricing schedule is in response to customers who have been seeking a simple, competitive, transparent and uniform pricing schedule for trading in NYSE-listed cash equities. The new fee schedule, which has been filed today with the Securities and Exchange Commission (SEC) and will be effective July 1, 2006, includes the following changes:

  Transaction fees on NYSE-listed equities will be based on a fixed rate of 0.00025 per share rather than the current variable fee schedule.
  For NYSE-member firms, the monthly cap on trading NYSE-listed cash equities will be increased to $750,000 from $600,000.
  The long-standing 2% commission cap for NYSE-listed trading on the New York Stock Exchange will be eliminated.
  Free system orders on all NYSE-listed equities transactions will also be eliminated (fees for ETF system orders under 5,100 shares will continue to be waived).
  Specialists will not incur transaction fees for trading ETFs, consistent with the current policy of not charging specialists for trading in cash equities.

"Our new transaction pricing model, which is greatly simplified and more transparent, benefits our customers and reaffirms our commitment to remain the most competitive equities marketplace," said Catherine R. Kinney, President and Co-Chief Operating Officer, NYSE Group. "This initiative represents our first significant price change in many years, serves as an effective platform to create uniform pricing along our current and future product lines, and allows the Exchange to grow as transaction volume grows."

NYSE Arca transaction pricing for NYSE-listed securities remains unchanged.

NYSE Arca Revises Option Trading Platform, effective Aug. 1, 2006

NYSE Arca's (formerly the Pacific Exchange) new pricing schedule for options precedes the introduction of its new options trading platform scheduled to be introduced this summer. The market structure, fees, and trading platform are subject to SEC approval. The new fee schedule, effective August 1, 2006 includes the following changes:

  Transaction fees for Market Makers will be reduced from $0.26 per contract to $0.16 per contract.
  Transaction fees for Lead Market Makers will be reduced from $0.26 per contract to $0.09 per contract.
  Transaction fees for Electronic Broker Dealer transactions will be reduced from a combined total of $0.51 to $0.50 per contract.
  One Options Trading Permit (OTP) for Market Makers will be $4,000 per month per OTP. Each OTP will entitle market makers to quote in an expanded number of products of their choosing. Four Market Maker OTPs, totaling $16,000, will allow trading in all exchange products.
  OTP firms acting as Lead Market Makers will be assessed a fee for LMM Rights on a per issue basis in addition to the OTP Trade Participant Rights. LMMs Rights per issue will range from $150 to $3000 per month.
  OTP rights for order entry firms will increase from $750 to $1,000 per month.
  OTP Rights for Floor Brokers will be reduced from $1,500 to $1,000 per month.
  The Cancellation fee will be phased out with the introduction of the new trading platform.
  All application and surcharge fees will be eliminated.

"This is clearly another example of first rate technology and the synergies realized through the Pacific Exchange integration providing new cost efficiencies for investors," said Jerry Putnam, President and Co-Chief Operating Officer, NYSE Group. "As the options marketplace continues to grow and evolve, it is critical that our market structure and leading technology platform reflect the future needs of the industry and shapes its transformation."

The rule revisions supporting changes to market structure were filed on May 2, 2006.

The options trading platform, which will replace the PCX Plus trading system, will offer significant improvements in trading system performance, functionality and reliability. The new trading system, which is being developed internally, is being created using components and processes currently in use by NYSE Arca's equity trading system and will integrate relevant functionality of the existing PCX Plus system.

The NYSE Arca Options system is scheduled to be rolled out over a seven week phase-in period pending SEC approval. It includes functionality for the trading of options in penny increments in preparation for the SEC's recently announced penny pilot scheduled for implementation in January 2007.

About NYSE Group, Inc.
NYSE Group, Inc. (NYSE:NYX) operates two securities exchanges: the New York Stock Exchange (the "NYSE") and NYSE Arca (formerly known as the Archipelago Exchange, or ArcaEx®, and the Pacific Exchange).   NYSE Group is a leading provider of securities listing, trading and market data products and services.  The NYSE is the world's largest and most liquid cash equities exchange.  The NYSE provides a reliable, orderly, liquid and efficient marketplace where investors buy and sell listed companies' common stock and other securities.  Our listed operating companies represent a total global market capitalization of over $22.9 trillion.  In the first quarter 2006, on an average trading day, over 1.7 billion shares, valued at over $65 billion, were traded on the NYSE.

NYSE Arca operates the first open, all-electronic stock exchange in the United States and has a leading position in trading exchange-traded funds and exchange-listed securities.  NYSE Arca is also an exchange for trading equity options.  NYSE Arca's trading platform links traders to multiple U.S. market centers and provide customers with fast electronic execution and open, direct and anonymous market access. NYSE Arca Options (formerly the Pacific Exchange) is a subsidiary of NYSE Group, Inc.

NYSE Regulation, an independent not-for-profit subsidiary, regulates member organizations through the enforcement of marketplace rules and federal securities laws.  NYSE Regulation also ensures that companies listed on the NYSE and NYSE Arca meet their financial and corporate governance listing standards.

For more information on NYSE Group, go to: [link to nyse.com].  Information contained on our website does not constitute an offering of our security.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on NYSE Group's current expectations and involve risks and uncertainties that could cause NYSE Group's actual results to differ materially from those set forth in the statements.  There can be no assurance that such expectations will prove to be correct.  Actual results may differ materially from those expressed or implied in the forward-looking statements.  Factors that could cause NYSE Group's results to differ materially from current expectations include, but are not limited to:  NYSE Group's ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk and U.S. and global competition, and other factors detailed in NYSE Group's Annual Report on Form 10-K and other periodic reports filed with the U.S. Securities and Exchange Commission.  In addition, these statements are based on a number of assumptions that are subject to change.  Accordingly, actual results may be materially higher or lower than those projected.  The inclusion of such projections herein should not be regarded as a representation by NYSE Group that the projections will prove to be correct. We undertake no obligation to release any revisions to any forward-looking statements.